Exhibit 99.1
Aspect Software Sets Date for Q2 2015 Earnings Conference Call
Date: 8/7/2015, Phoenix, Arizona
Aspect Software will conduct a conference call with analysts to discuss its second quarter of 2015 results and business update on August 11th at 11:00 a.m. Eastern time.
To listen to the conference call, please visit this link http://edge.media-server.com/m/p/7fdrogng or call (888) 734-0328 Conference ID: 5837039.
Playback of the conference call will be available at http://edge.media-server.com/m/p/7fdrogng.
About Aspect
Aspect’s fully-integrated solution unifies the three most important facets of modern contact center management: customer interaction management, workforce optimization, and back-office. Through a full suite of cloud, hosted and hybrid deployment options, we help the world’s most demanding contact centers seamlessly align their people, processes and touch points to deliver remarkable customer experiences. For more information, visit www.aspect.com.
Follow Aspect on Twitter at @AspectSoftware. Read our blogs at http://blogs.aspect.com.
Aspect, the Aspect logo, are either trademarks or registered trademarks of Aspect Software, Inc., in the United States and/or other countries.
For more information, please contact:
Tim Dreyer
Aspect
Tel: 630 227 8312
tim.dreyer@aspect.com

Sherri Moyen
Aspect
Tel: 978 250 7520
sherri.moyen@aspect.com